UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2012

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 11, 2012, the Board of Directors (Board) of Google Inc. (Google) appointed Diane B. Greene to serve as a member of the Board and the Audit Committee of the Board (Audit Committee), effective January 12, 2012.

Ms. Greene, 56, has been a member of the board of directors of Intuit Inc. since August 2006 and serves on its Audit and Risk Committee and Nominating and Corporate Governance Committee. Ms. Greene co-founded VMware, Inc. in 1998 and took the company public in 2007. She served as Chief Executive Officer and President of VMware from 1998 to 2008, as a member of the board of directors of VMware from 2007 to 2008, and as an Executive Vice President of EMC Corporation from 2005 to 2008. Prior to VMware, Ms. Greene held technical leadership positions at Silicon Graphics Inc., Tandem Computers, Inc., and Sybase Inc., and was Chief Executive Officer of VXtreme, Inc. Ms. Greene is also a member of The MIT Corporation. Ms. Greene holds a Master of Science degree in computer science from the University of California at Berkeley, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology, and a Bachelor of Arts degree in mechanical engineering from the University of Vermont.

In connection with her appointment to the Board, Ms. Greene will be granted an initial equity award of $1,000,000 in the form of Google Stock Units (GSUs) on the first Wednesday of the month following her appointment to the Board. The exact number of GSUs comprising the grant will be calculated by dividing $1,000,000 by the closing price of Google’s Class A common stock on the day prior to grant. These GSUs will vest at the rate of 25% on the 25th day of the month in which the grant’s first anniversary occurs, and an additional 1/48th will vest on the 25th day of each month thereafter, subject to continued service on the Board on the applicable vesting date. Following each annual stockholder meeting, Ms. Greene will also be eligible to receive Google’s standard compensation arrangement for non-employee directors, which consists of an annual $350,000 GSU grant, vesting monthly over a period of four years, and an annual $75,000 cash retainer. The grant and payment following the 2012 annual stockholder meeting will be prorated based upon the time between the effective date of Ms. Greene’s appointment to the Board and the date of the meeting. The GSUs are subject to the terms and conditions of Google’s 2004 Stock Plan and its related grant agreements. Google will also reimburse Ms. Greene for all reasonable expenses in connection with her services to Google. A copy of the letter agreement between Ms. Greene and Google is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Ms. Greene will execute Google’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to Google’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 12, 2004.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Following Ms. Greene’s appointment to the Audit Committee, L. John Doerr resigned from the Audit Committee, effective January 12, 2012. Mr. Doerr continues to serve as a member of the Board and the Leadership Development and Compensation Committee of the Board.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated January 11, 2012, between Diane B. Greene and Google Inc.

99.1	Press release of Google Inc. dated January 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 12, 2012	/s/ KENT WALKER

Kent Walker
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated January 11, 2012, between Diane B. Greene and Google Inc.

99.1	Press release of Google Inc. dated January 12, 2012